Exhibit 10.23

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

VERTEL CORPORATION

AND

BGVB Inc.

Dated as of January __, 2004

EXHIBITS

Exhibit A	Instrument of Assignment and Assumption
Exhibit B	Bill of Sale

SCHEDULES

Schedule 2.1(a)	Acquired Contracts
Schedule 2.1(b)	Acquired Equipment
Schedule 2.1(c)	Information and Records
Schedule 2.1(d)	Software
Schedule 2.1(e)	Intellectual Property
Schedule 4.3	Seller Consents; Authority
Schedule 4.5	Acquired Contract Defaults
Schedule 5.3	Purchaser Consents; Authority
Schedule 6.2	Non-Circumvent Relationship Parties

ii

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made as of the              day of January, 2004, by and between VERTEL CORPORATION, a Delaware corporation (“Seller”), and BGVB INC., a California corporation (“Purchaser”). Certain capitalized terms used herein are defined in Article I.

RECITALS

WHEREAS, Purchaser wishes to purchase from Seller, and Seller wishes to sell to Purchaser, the Acquired Assets (as defined below), and Purchaser desires to assume from Seller, and Seller desires to assign to Purchaser, the Assumed Obligations (as defined below), all upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, Purchaser and Seller agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person. The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

“Agreement” shall mean this Asset Purchase Agreement, including all Exhibits and Schedules hereto, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Assumption Agreement” shall mean that certain Instrument of Assignment and Assumption between Purchaser and Seller to be executed and delivered at the Closing and in substantially the form attached hereto as Exhibit A.

“Business Day” shall mean any day of the year other than (a) any Saturday or Sunday or (b) any other day on which banks located in Los Angeles, California generally are closed for business.

“Closing” shall mean the consummation of the transactions contemplated herein in accordance with Article IX.

“Closing Date” shall mean the date on which the Closing occurs.

“Consent” shall mean a consent, authorization or approval of a Person or a Governmental Authority.

“Contract” shall mean any contract, lease, sales order, purchase order, agreement, indenture, mortgage, note, bond, warrant or instrument.

“Exhibit” or “Exhibits” shall mean the exhibits accompanying this Agreement.

“Governmental Authority” shall mean the government of the United States or any foreign government or any state or political subdivision thereof or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Law” shall mean any law, statute, regulation, ordinance, rule or governmental requirement enacted, promulgated or imposed by any Governmental Authority.

“Lien” shall mean any lien (except for any lien for Taxes that are not yet delinquent or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with United States generally accepted accounting principles at the time in effect), encumbrance, mortgage, pledge or security interest.

“Order” shall mean any order, decree, ruling, judgment, injunction or stipulation of or with any court or other Governmental Authority.

“Person” shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

“Related Agreements” shall mean any Contract that is or is to be entered into at the Closing or otherwise pursuant to this Agreement on or prior to the Closing. The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or another similar expression.

“Schedule” or “Schedules” shall mean the disclosure schedule or schedules accompanying this Agreement.

“Tax” or “Taxes” shall mean any and all taxes, charges, fees, duties, levies or other assessments (including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, goods and services, value added, stamp, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, payroll, unemployment and Social Security taxes) which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto (or to the nonpayment thereof).

“Trade Secrets” shall mean information related to the Acquired Customers, Acquired Contracts, source code and documentation of the Software.

ARTICLE II

SALE AND PURCHASE OF ACQUIRED ASSETS;

ASSUMPTION OF ASSUMED OBLIGATIONS

2.1 Purchase and Sale of Acquired Assets. Subject to the terms and conditions of this Agreement, including Section 2.2, at the Closing, with respect to Seller’s TMN and M*Ware products (the “Products”), Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller and take assignment and delivery from Seller of, all of Seller’s right, title and interest in and to the following:

(a) Acquired Contracts. All Contracts related to the Products, including contracts for the provision of maintenance services to customers (collectively, the “Acquired Customers”), as set forth on Schedule 2.1(a)(such Contracts are referred to herein collectively as the “Acquired Contracts”);

(b) Equipment. All equipment and improvements of Seller set forth on Schedule 2.1(b) (collectively, the “Acquired Equipment”);

(c) Information and Records. All tangible books, records, files, databases, documentation, marketing materials and Trade Secrets, and any electronic versions thereof, that are owned by Seller and set forth on Schedule 2.1(c) with respect to the Acquired Assets and Acquired Customers (the “Information and Records”); provided, that Seller shall be entitled to retain copies of the Information and Records;

(d) Software. All source code and binary code of, documentation, user manuals, bug reports related to the Products and all title and rights throughout the universe to copy, make, have made, prepare derivative works, use, operate, license, sublicense, market and sell the software set forth on Schedule 2.1(d) (collectively, the “Software”); and

(e) Intellectual Property. All processes, inventions, works of authorship, copyrights, trademarks, patents, trade secrets, and mask works related to the Software, whether or not copyrightable or patentable, including without limitation the common law trademarks, applications and registrations listed in Schedule 2.1(e) (collectively, the “Intellectual Property”).

All of the foregoing Acquired Contracts, Acquired Equipment, Information and Records, Software, Intellectual Property and other assets described in this Section 2.1 (but excluding the assets described in Section 6.2) are referred to herein collectively as the “Acquired Assets”. Notwithstanding anything to the contrary in this Agreement, Seller shall be permitted to maintain copies of all tangible, reasonably duplicable Acquired Assets in order to maintain its books and records; provided, that Seller shall maintain such duplicate copies solely for archival purposes and shall hold such duplicate copies as confidential information of Purchaser. The Software source code shall be placed in an escrow account (that permits Seller to withdraw the source code from the account in the event of a breach of this Agreement by Purchaser) with each of Purchaser and Seller paying for fifty percent (50%) of the cost of such account.

2.2 Assumed Obligations; Continuing Service. Subject to the terms and conditions of this Agreement, Purchaser shall assume those liabilities and obligations of Seller and its

Affiliates that arise expressly under an Acquired Contract and are attributable to the period following the Closing Date, including without limitation, any maintenance obligations that may arise or come to the attention of either party after the Closing Date, whether or not such maintenance obligation arose or was caused by the activity of any Person prior to the Closing Date (the “Assumed Obligations”). Except as expressly set forth in this Section 2.2, Purchaser shall not assume or otherwise be liable in respect of any debts, obligations and/or liabilities relating to the Acquired Assets, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Acquired Assets, including, without limitation, any employment, business, and Tax relating to Seller’s operation of the business, sale, use and ownership of the Acquired Assets at or prior to the Closing.

ARTICLE III

PURCHASE PRICE; ALLOCATION

3.1 Payment of Purchase Price.

(a) On or before the date hereof, Purchaser has deposited One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00) (the “Deposit Amount”) with an escrow agent mutually acceptable to Seller and Purchaser (the “Escrow Agent”).

(b) The total consideration for the Acquired Assets shall consist of (i) the assumption by Purchaser of the Assumed Obligations and (ii) a dollar amount not to exceed One Million Twenty Five Thousand Dollars ($1,025,000.00) (which such amount is inclusive of the Deposit Amount, the “Purchase Price”), which shall be paid in accordance with Section 3.1(c).

(c) The Purchase Price shall be paid as follows:

(i) Two Hundred Twenty Five Thousand Dollars ($225,000.00) of the Purchase Price, of which (A) the Deposit Amount shall be paid in cash by Escrow Agent to Seller and (B) One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00) shall be paid in cash by Purchaser to Seller, at the Closing, less (1) Thirty Four Thousand Nine Hundred Sixty Nine Dollars ($34,969.00) for payroll, vacation time and personal days ($20,431.00 of which is attributable to Koert Blom and $14,538.00 of which is attributable to Seamus Gallagher) and (2) another $24,000.00, but only if Purchaser has provided Seller evidence of payment (which such evidence shall be satisfactory to Seller in its sole discretion) to three engineers for development work of at least $24,000.00;

(ii) Beginning with the three-month period beginning on January 1, 2004 and ending with the three-month period ending December 31, 2005, on the Business Day that is not more than thirty (30) days following the end of each applicable three-month period, Purchaser shall pay to Seller in cash an amount equal to ten percent (10%) of the earlier to occur (without duplication) of (1) the cash actually collected by Purchaser from its gross billings in any way related to the Acquired Assets and (2) the gross revenue recognized (in accordance with United States’ generally accepted accounting principles) by Purchaser in any way related to the Acquired Assets; provided, however, that Purchaser shall pay to Seller a minimum of Fifteen Thousand Dollars ($15,000) for each such three-month period and; provided, further, however, that Purchaser shall not be required to pay to Seller an amount in excess of One Hundred Thousand Dollars ($100,000.00) for any such three-month period.

(d) All payments made hereunder shall be made to such account or accounts as the Seller shall designate in writing to the Purchaser in United States Dollars.

3.2 Allocation of Consideration for Acquired Assets. The Purchase Price for the Acquired Assets shall be allocated among the Acquired Assets as agreed by the parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

4.1 Due Incorporation. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the requisite corporate power and authority to own, operate and lease its assets and to conduct its business as presently conducted.

4.2 Due Authorization. Seller has full corporate power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and its Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Seller has duly and validly executed and delivered this Agreement and, at or prior to the Closing, will have duly and validly executed and delivered each of its other Related Agreements. Assuming the due authorization, execution and delivery of this Agreement and its Related Agreements by Purchaser, this Agreement constitutes, and each of its other Related Agreements will, after the Closing, constitute, Seller’s legal, valid and binding obligation, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing with respect to those jurisdictions that recognize such concepts) (collectively, the “Enforceability Limitations”).

4.3 Consents and Approvals; Authority Relative to this Agreement.

(a) Except as set forth on Schedule 4.3, no Consent or notification of, or filing with, any Governmental Authority or any other Person (including Acquired Customers) not a party to this Agreement is necessary in connection with the execution, delivery or performance by Seller of this Agreement or any of its Related Agreements or the consummation by Seller of the transactions contemplated hereby or thereby.

(b) Except as set forth on Schedule 4.3, the execution, delivery and performance by Seller of this Agreement and its Related Agreements, and the consummation by Seller of the transactions contemplated hereby and thereby, do not and will not (i) violate any Law or Order applicable to or binding on Seller or the Acquired Assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the Acquired Assets under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Acquired Contract or any Contract by which any of the Acquired Assets are bound; or (iii) violate or conflict with any provision of Seller’s certificate of incorporation or by-laws. Except as set forth on Schedule 4.3, there are no actions, suits, proceedings, or claims now pending, or, to the best of Seller’s knowledge, threatened against Seller or the Acquired Assets that would affect Seller’s ability to fulfill its obligations under this Agreement or that would materially impair the value of the Acquired Assets (whereby “material”, for purposes of this sentence only, is defined as being in excess of $5,000.00).

4.4 Title.

(a) Seller has good title to, and is the lawful owner of, all of the Acquired Assets, free and clear of any Lien.

(b) Seller has the full right to sell, convey, transfer, assign and deliver the Acquired Assets to Purchaser.

(c) At the Closing, Seller shall convey to Purchaser title to all of the Acquired Assets, free and clear of any Lien.

4.5 Acquired Contract Defaults. Except as set forth on Schedule 4.5, Seller has not breached the provisions of, nor is in default under the terms of, any of the Acquired Contracts, and (a) no other party to any Acquired Contract has breached the provisions of, or is in default under the terms of, any Acquired Contract, (b) there is no basis, or alleged basis, for the termination of any Acquired Contract, and (c) Seller has not received, and does not anticipate receiving, any notice of termination of any Acquired Contract. Seller has delivered to Purchaser a correct and complete copy of each Acquired Contract.

4.6 Trade Secrets. Seller has taken reasonable measures to maintain the confidentiality of the Trade Secrets.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V).

5.1 Due Incorporation. Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of California with all requisite power and authority to own, operate and lease its assets and to conduct its business as presently conducted.

5.2 Due Authorization. Purchaser has full power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and its Related Agreements, and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. Purchaser has duly and validly executed and delivered this Agreement and at, or prior to the Closing, will have duly and validly executed and delivered each of its other Related Agreements. Assuming due authorization, execution and delivery of this Agreement and its Related Agreements by Seller, this Agreement constitutes, and each of its other Related Agreements will, after the Closing, constitute, Purchaser’s legal, valid and binding obligation, enforceable against it in accordance with their respective terms subject to the Enforceability Limitations.

5.3 Consents and Approvals; Authority Relative to this Agreement.

(a) Except as set forth on Schedule 5.3, no Consent or notification of, or filing with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery or performance by Purchaser of this Agreement or any of its Related Agreements or the consummation by Purchaser of the transactions contemplated hereby or thereby.

(b) Except as set forth on Schedule 5.3, the execution, delivery and performance by Purchaser of this Agreement and its Related Agreements, and the consummation by Purchaser of the transactions contemplated hereby and thereby, do not and will not (i) violate any Law or Order applicable to or binding on Purchaser or any of its assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets of Purchaser under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Purchaser is a party or by which Purchaser or any of its assets are bound; or (iii) violate or conflict with any provision of Purchaser’s certificate of incorporation or by-laws. There are no actions, suits, proceedings, or claims now pending, or, to the best of Purchaser’s knowledge, threatened against Purchaser that would affect Purchaser’s ability to fulfill its obligations under this Agreement.

ARTICLE VI

COVENANTS

6.1 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall take all action required of it hereunder to fulfill its obligations under the terms of this Agreement and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby.

6.2 Non-Circumvent Relationship. The Acquired Assets do not include the rights to sell runtime licenses or receive royalties related to the sale of embedded software licenses under existing agreements and/or relationships with the parties listed in Schedule 6.2 (the “Protected Parties”). Purchaser shall not compete with Seller with respect to such runtime licenses and royalties or engineer, and/or license or offer for sale to the Protected Parties, the Acquired Assets (or any portion thereof) so as to induce the Protected Parties to in any way diminish their use of products licensed from the Seller prior to the Closing Date. Purchaser shall be permitted to sell new products and services to the Protected Parties provided that such sales do not in any way reduce the level of existing runtime/royalty revenues paid directly to Seller by such Protected Parties. In the event Purchaser so competes against Seller with respect to the Protected Parties that in any way diminishes the revenues to Seller from the Protected Parties, the Purchaser agrees to reimburse Seller for all lost profits as a result thereof, as well as all fees and costs (including attorneys’ fees) incurred by Seller to recover such lost profits.

6.3 Consents and Approvals. From the date hereof until the Closing Date, Seller shall each use commercially reasonable efforts to obtain all Consents and other documents, required in connection with the performance by it of this Agreement and its Related Agreements, including consents from Acquired Customers for the assignment of the Acquired Contracts, and the consummation by it of the transactions contemplated hereby and thereby. Seller shall promptly make all filings, applications, notifications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Seller pursuant to any applicable Law, Order or Contract in connection with this Agreement, its Related Agreements and the transactions contemplated hereby and thereby. Purchaser shall promptly make all filings, applications, notifications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Purchaser or any of its Affiliates pursuant to any applicable Law, Order or Contract in connection with this Agreement, its Related Agreements and the transactions contemplated hereby and thereby.

6.4 Access. In the event and for so long as either party hereto actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (a) any transaction contemplated under this Agreement (other than disputes between the parties hereto) or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Acquired Assets or the business related thereto, the other party hereto will cooperate with it and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party.

6.5 New Developments. Each of Seller and Purchaser shall give prompt written notice to the other party of any matter or development causing a breach of any of its own representations, warranties, covenants or obligations under this Agreement. No disclosure by any party pursuant to this paragraph will be considered to amend or supplement the Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant and will not limit or otherwise affect the remedies available hereunder to the party receiving such notice hereunder.

6.6 Acquired Contracts. From the date hereof until the Closing Date, Seller shall not collect payment earlier than the payment terms of, amend, modify, extend, renew or terminate any Acquired Contract, without the prior written consent of the Purchaser.

6.7 Confidentiality. Each of Seller and Purchaser acknowledges that the Acquired Assets may include information that is subject to confidentiality restrictions imposed by Law or Contract. Each of Seller and Purchaser agrees that it will not disclose, after the Closing, any information included in the Acquired Assets in violation of any Law or Contract.

6.8 Payment of Outstanding Accounts Receivable of Acquired Customers. Purchaser acknowledges and agrees that its principals have had significant day to day contact with the Acquired Customers prior to the Closing and will continue to have such contact following the Closing and such principals are familiar with the current amounts owed to Seller by each Acquired Customer. Purchaser hereby represents and warrants with respect to each Acquired Customer that the accounts receivable outstanding in favor of Seller from each Acquired Customer as of the date hereof (the “Outstanding AR”) is fully collectable and Purchaser agrees and covenants that, upon written notice from Seller of the failure of any particular Acquired Customer to fully pay its Outstanding AR to Seller, Purchaser shall require such Acquired Customer to fully pay its Outstanding AR to Seller prior to conducting any further business of any kind with such Acquired Customer.

6.9 Reimbursement for Royalty Payments. Purchaser agrees and covenants that to the extent receipts by Purchaser from third parties for royalty payments (“Royalty Receipts”) in calendar year 2004 exceed the Royalty Receipts received by Seller in calendar year 2003, Purchaser shall pay to Seller fifty percent (50%) of the increase in such receipts from calendar year 2003 to calendar year 2004. In addition, to the extent that Royalty Receipts in the first three months of calendar year 2005 exceed the Royalty Receipts in the first three months of calendar year 2004, Purchaser shall pay to Seller fifty percent (50%) of such increase.

6.10 No Delay or Reclassification of Sales. Purchaser agrees and covenants not to delay or postpone sales to any Acquired Customer so as to cause such sale to move from a period in which such sale would result in an payment obligation to Seller to another period in which such sale would not result in any (or a reduced) payment obligation to Seller. Purchaser agrees and covenants not to reclassify any sales (e.g. reclassify royalty fees as license or professional service fees) to any Acquired Customer so as to cause such sale to move from a class of sale in which such sale would result in an payment obligation to Seller to another class of sale in which such sale would not result in any (or a reduced) payment obligation to Seller.

6.11 Single Account and Information. Until Purchaser has fully paid all amounts due to Seller under this Agreement, Purchaser shall maintain a single bank account (the “Single Account”) from which all payments to any Person by Purchaser shall be made and in which all of Purchaser’s funds shall be deposited and maintained. Until Purchaser has fully paid all amounts due to Seller under this Agreement, promptly upon preparation and/or receipt, Purchaser shall provide to Seller copies of the monthly bank statements of the Single Account as well as copies of (a) every check or wire transfer received from any Person for any reason, (b) all sales tax returns and/or filings, (c) all income tax returns and/or filings and (d) every sales agreement entered into with any Person.

6.12 Audit Right. After the Closing Date, upon reasonable prior notice, Purchaser shall allow Seller, Seller’s accountants and agents to review the books and records of Purchaser in order to verify the accuracy of any and all payments to be made to Seller by Purchaser (an “Audit”). In the event any such Audit shows a discrepancy (whether pursuant to faulty recordkeeping, shifting of revenues from one type to another type or from one period to another period, or otherwise) resulting in an underpayment to Seller of amounts it was due pursuant to the terms of this Agreement by five percent (5%) or more, Purchaser shall pay for the cost of such Audit, in all other cases, Seller shall pay for the cost of any such Audit.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER TO PROCEED TO

CLOSING

The obligations of Purchaser under Articles II and III are subject to the satisfaction or waiver by Purchaser of the following conditions precedent on or before the Closing Date.

7.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Seller contained herein shall have been true and correct in all material respects on and as of the date hereof and, except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, shall also be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date.

7.2 Compliance with Agreements and Covenants. Seller shall have performed and complied in all material respects with all of its covenants and obligations contained in this Agreement to be performed and complied with by Seller on or prior to the Closing Date.

7.3 Consents. Seller shall have obtained all required Consents (including those Consents set forth on Schedule 4.3) necessary to transfer all of the Acquired Assets to Purchaser at the Closing, free and clear of any and all Liens.

7.4 Certificate of Compliance. On the Closing Date, Seller shall have delivered to Purchaser a certificate dated as of the Closing Date, signed by an officer of Seller, (a) certifying as to Seller’s compliance with Sections 7.1 and 7.2 and (b) certifying as to, and attaching true and correct copies of, the resolutions of the board of directors of Seller authorizing the transactions contemplated by this Agreement, which such resolutions shall be in full force and effect as of the Closing.

7.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted, and no Law or Order shall have been enacted or come into effect, after the date hereof, which enjoins, restrains, prohibits or results in substantial damages to Purchaser or any of its Affiliates in respect of, or has a reasonable possibility of enjoining, restraining, prohibiting or resulting in substantial damages to Purchaser or any of its Affiliates in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

7.6 Maintenance of Acquired Assets Pending Closing. At all times prior to the Closing Date, Seller shall continue to maintain the Acquired Assets and conduct its operation of its business in the same manner as they have been maintained and operated by Seller prior to the execution of this Agreement.

7.7 Access and Information. At any time prior to the Closing Date and upon reasonable prior notice, Seller shall promptly provide Purchaser with all information concerning the Acquired Assets that Purchaser may reasonably request and Purchaser and its accountants and other representatives shall have access during normal business hours to all of the Acquired Assets and to the books and records of the Purchaser with respect to the Acquired Assets.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER TO PROCEED TO

CLOSING

The obligations of Seller under Articles II and III are subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

8.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Purchaser contained herein shall have been true and correct in all material respects on and as of the date hereof and, except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, shall also be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

8.2 Compliance with Agreements and Covenants. Purchaser shall have performed and complied in all material respects with all of its covenants and obligations contained in this Agreement to be performed and complied with by Purchaser on or prior to the Closing Date.

8.3 Certificate of Compliance. On the Closing Date, Purchaser shall have delivered to Seller a certificate dated as of the Closing Date, signed by an officer of Purchaser, (a) certifying as to Purchaser’s compliance with Sections 8.1 and 8.2 and (b) certifying as to, and attaching true and correct copies of, the resolutions of the board of directors of Purchaser authorizing the transactions contemplated by this Agreement, which such resolutions shall be in full force and effect as of the Closing.

8.4 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted, and no Law or Order shall have been enacted or come into effect, after the date hereof, which enjoins, restrains, prohibits or results in substantial damages to Seller or any of its Affiliates in respect of, or has a reasonable possibility of enjoining, restraining, prohibiting or resulting in substantial damages to Seller or any of its Affiliates in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

ARTICLE IX

CLOSING

9.1 Closing. Subject to Articles VII and VIII, the Closing shall take place at the offices of Swidler Berlin Shereff Friedman, LLP, at 3000 K Street, N.W., Washington, DC 20007 (“SBSF”), by a delivery of executed counterpart copies of this Agreement and the other closing documents via facsimile and overnight courier by Purchaser and Seller to SBSF, at 12:00 P.M. local time on November 26, 2003, or such other time and place as is mutually agreed by the parties.

9.2 Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser the following:

(a) an Assumption Agreement in a form acceptable to Purchaser, duly executed by Seller;

(b) a bill of sale in the form set forth in Exhibit B, in a form acceptable to Purchaser, duly executed by Seller;

(c) all of the Acquired Assets which are capable of physical delivery and which are required to be delivered on the Closing Date in accordance with the terms and provisions set forth herein;

(d) a certificate of compliance as set forth in Section 7.4; and

(e) Consents from Acquired Customers for the assignment of the Acquired Contracts.

9.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller the following:

(a) the Assumption Agreement, duly executed by Purchaser;

(b) such portion of the Purchase Price as may be due pursuant to Article III; and

(c) a certificate of compliance as set forth in Section 8.3.

ARTICLE X

TERMINATION

10.1 Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned, at any time on or prior to the Closing Date:

(a) with the mutual written consent of Seller and Purchaser;

(b) by Seller or Purchaser, if the Closing shall not have taken place on or before January 31, 2004; provided, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to (i) Seller if the failure of Seller to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date or (ii) Purchaser if the failure of Purchaser to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Initial Closing to occur on or before such date;

(c) by Purchaser, if there shall have been a material breach of any representation or warranty of Seller hereunder or a material breach of any covenant or obligation of Seller hereunder, and in any case such breach shall not have been remedied within five (5) calendar days after receipt by Seller of a notice in writing from Purchaser specifying the breach and requesting such breach be remedied; or

(d) by Seller, if there shall have been a material breach of any representation, warranty, covenant or obligation of Purchaser hereunder, and such breach shall not have been remedied within five (5) calendar days after receipt by Purchaser of notice in writing from Seller specifying the breach and requesting such breach be remedied.

In the event of termination by Seller or Purchaser pursuant to this Section 10.1 (other than Section 10.1(a)), written notice thereof shall be given to the other party.

10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 10.2 (Effect of Termination), 11.1 (Expenses) and 11.7 (Publicity), which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior intentional breach of this Agreement. If this Agreement is terminated pursuant to Section 10.1(a), Section 10.1(b) (other than pursuant to Section 10.1(b)(ii)) or Section 10.1(c), Purchaser shall be entitled to the return of the Deposit Amount (and any monies paid by Purchaser to Seller pursuant to Article III hereof (if any)).

ARTICLE XI

MISCELLANEOUS

11.1 Expenses. Each party hereto shall bear its own fees and expenses with respect to the transactions contemplated hereby.

11.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by Purchaser and Seller.

11.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

If to Seller, addressed as follows:	If to Purchaser, addressed as follows:

Vertel Corporation	BGVB Inc.
[ADDRESS]	306 Bora Bora Way, #207
Attention: Tim Ranney	Marina Del Rey, CA 90292
Telephone:	Attention: Koenraad Blom
Facsimile:	Telephone: (310) 699-9370
Facsimile: (530) 654-5591

with a copy to:	with a copy to:

Swidler Berlin Shereff Friedman, LLP	Thomas T. Chan
3000 K Street, NW, Suite 300	Chan Law Group lc
Washington, DC 20007	1055 W. 7th St. Suite 1880
Attention: Sean P. McGuinness	Los Angeles, Ca 90017
Telephone: (202) 424-7500	Telephone: 213 624-6560
Facsimile: (202) 295-8478	Facsimile: (213) 622-1154

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

11.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

11.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder, by operation of Law or otherwise, without the prior written consent of the other party.

11.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

11.7 Publicity. No public announcement or other publicity regarding the existence of this Agreement or any of the Related Agreements or their contents or the transactions contemplated hereby shall be made by Purchaser, Seller and/or any of their Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Purchaser and Seller, as to form, content, timing and manner of distribution or publication. Seller and Purchaser agree to hold confidential the terms and provisions of this Agreement and the Related Agreement and the terms of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, nothing in this Section 11.7 shall prevent either party or its Affiliates from (a) making any public announcement or disclosure required by Law or the rules of any stock exchange or other regulatory authority; (b) discussing this Agreement or any of the Related Agreements or its contents or the transactions contemplated hereby or thereby with officers, directors, employees, representatives and agents of such party and its Affiliates and with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions; or (c) enforcing its rights hereunder. At the sole cost and expense of Purchaser, Seller shall cooperate with Purchaser in the generation and distribution of a press release announcing this Agreement.

11.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

11.9 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof. In the event of a conflict between this Agreement and any Related Agreement, the terms and provisions of this Agreement shall control and govern.

11.10 Language; Interpretation.

(a) Seller and Purchaser agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against Seller or Purchaser.

(b) The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation,” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, supplemented or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Underscored references to Articles, Sections, paragraphs, clauses, Exhibits or Schedules shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Exhibit or Schedule to, this Agreement.

11.11 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of California without giving effect to the principles of conflicts of law thereof.

11.12 Remittances. All remittances, payments, mail and other communications relating to the Acquired Assets or the Assumed Obligations received by Seller at any time after the Closing Date shall be promptly turned over to Purchaser by Seller.

11.13 Jurisdiction of Disputes; Waiver of Jury Trial. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters contemplated hereby or thereby, each party to this Agreement hereby (a) agrees that any such litigation, proceeding or other legal action may be brought in a federal court of competent jurisdiction located within the State of California; (b) agrees that in connection with any such litigation, proceeding or action, such party will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 11.13 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) agrees to waive to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) agrees as an alternative method of service to service of process in any such litigation, proceeding or action by mailing of copies thereof to such party at its address set forth in Section 11.3; (e) agrees that any service made as provided herein shall be effective and binding service in every respect; and (f) agrees that nothing herein shall affect the rights of either party to effect service of process in any other manner permitted by Law. If any legal action or other proceeding is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred in the action or proceeding, in addition to any other relief to which the prevailing party may be entitled.

11.14 Equitable Relief. Each party acknowledges and agrees that the other party would be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of Seller and Purchaser shall be entitled, without the necessity of proving actual damages or posting any bond, to equitable relief, including the remedy of specific performance or injunction, to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof (including, without limitation, Section 6.2).

11.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE XII

POST-CLOSING COVENANTS

12.1 Further Assurances. Each party agrees to do all acts and things and to make, execute, and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement. This covenant of further assurances shall survive the Closing.

12.2 Covenant Not to Compete. Seller agrees that, for a period of two (2) years following the date of this Agreement in the United States it shall not, without the Purchaser’s express prior written consent, directly or indirectly, compete with the Seller with respect to (a) the business made possible by the Acquired Assets and (b) the Acquired Customers; provided, however, that Seller’s passive ownership, directly or indirectly, of not more than five percent (5%) of the issued and outstanding stock of any company, the shares of which are actively traded on a national securities market or The Nasdaq Stock Market, shall not be deemed to be a breach of this Section 12.2.

ARTICLE XIII

RELEASES AND COVENANT NOT TO SUE

13.1 Release. Each of Seamus Gallagher, Anton van der Burgt and Koert Blom (collectively, the “Releasers” and individually, a “Releaser”) hereby irrevocably and unconditionally releases, acquits, and forever discharges Seller and each of Seller’s subsidiaries, affiliates and related entities (and each of their shareholders, insurers, officers, directors, employees, trustees, representatives, agents, attorneys, parents, predecessors, successors and assigns) (collectively, including Seller, the “Seller Affiliates”) of and from any and all claims, debts, liabilities, demands, damages, accounts, obligations, costs, attorneys’ fees, expenses, liens, actions, causes of actions or suits of any kind, whether known or unknown, suspected or unsuspected, fixed or contingent, whether in law or in equity, arising out of, or which may hereafter arise out of any and all matters from the beginning of time through the date hereof, including but not limited to any and all matters arising out of or resulting from or relating in any way to any of the Releasers being an employee or officer of Seller and/or any of its subsidiaries, affiliates or related entities and/or their termination and/or removal from any such positions and/or arising out of or resulting from or relating in any way to any alleged act or omission which in any way involves any Seller Affiliate. The released claims specifically include (by way of example only) any and all claims for bonus, severance, or other benefits apart from the benefits stated herein; breach of contract; wrongful discharge; impairment of economic opportunity; any claim under common-law or at equity; defamation; intentional and/or negligent infliction of emotional harm or distress; any tort; claims for reimbursements; claims for commissions; or claims for employment discrimination under any state, federal, local law, statute, or regulation (including, but not limited to, claims under Title VII of the Civil Rights Act of 1964). Each Releaser acknowledges and agrees that this release and the covenant not to sue set forth in Section 13.2 are essential and material terms of this Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties. Each Releaser understands and acknowledges the significance and consequences of this release and this Agreement.

13.2 Covenant Not to Sue. To the maximum extent permitted by law, except for a breach of this Agreement by Seller, each Releaser covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against Seller or any of the Seller Affiliates, including, but not limited to, any of the claims released in Section 13.1.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed and delivered as of the date first above written.

BGBV INC.	VERTEL CORPORATION

By:	By:

Name:	Name:

Title:	Title:

Joining this Asset Purchase Agreement with respect to Article XIII only:

Seamus Gallagher

Anton van der Burgt

Koert Blom

[Signature Page for Asset Purchase Agreement]

Schedule 2.1(a)

Acquired Contracts

This list below includes all the contracts which will be assigned under this Agreement.

Company Name	Contract Number
3-Link Systems	1989
3-Link Systems	2247
3-Link Systems	S2202
4T Solutions AB	2589
4T Solutions AB	S2099
Aare Informatik AG	1274
Accuris Limited	2403
ACE*COMM Corp	1993
ACE*COMM Corp	2653
ADP-GSI	2510
Advanced Communications Tech	2661
AEG Mobile Communication GMBH	S2314
AEG Schneider Automation GMBH	1701
Aetian Networks	2600
AFC	2587
Aisling Design	2741
Alcatel	1743
Alcatel	2449
Alcatel	2526
Alcatel	2532
Alcatel Network Systems	2276
Alcatel USA	1138
Alcatel USA	2090
Alcatel USA	2401
Allstate Insurance Company, Inc.	E2392
Ambit	2545
Amdahl Corporation	1130
American Express	E2396
Anagram S.A.	S2362
Anda Networks	2684
Anix Computers	S2213
Army Corp of Engineers	E2391
Ascom Hasler AG	1941
ASEG Systems Eng	2503
AT&T Corporation	1200
AT&T Corporation	1997
AT&T Corporation	2076
AT&T Corporation	2346
AT&T Corporation	S2139
AT&T Corporation	S2203
AT&T Corporation	S2268
AT&T Corporation	S2372

AT&T Corporation	SOW#3003
Atlantech	2241
Atlas Telecom	1041
Automazione Sistemi di Controllo	S3871
Avaya Inc.	1167
Banyan Systems	1539
Bassett Telcom Solutions	S3704
Beijing Optel Telecom	2229
Beijing University	2342
Bell Atlantic	E2435
Bell Atlantic Network	1232
Bell Atlantic Network	1265
Bell Atlantic Network	1914
Bell Atlantic Network	1988
BetaResearch	E2444
BIVG Hannover GmbH & Co	2721
Boeing Company	2571
Bouygues Telecom	S2064
British Telecom	1207
British Telecom	1212
British Telecom	2140
British Telecom	E2407
Cable and Wireless	S2583
Caltrans	2700
Cap Gemini Telecom	2246
Cap Sesa	1728
Caspian Networks Inc.	2001-91
Catena Technologies Canada Inc.	2390
Cavendish Org	2507
Cavendish Org	E2428
Centerpoint Broadband	2591
Central Electric	1971
Changchun Inst of Posts	2566
Chengdu Reltec Comm	2294
Ciena Corporation	2259
Ciena Corporation	2447
Cingular Wireless	2483
Cingular Wireless	2665
Cinta Communications Corporation	2474
Cisco	2355
Cisco	2375
Cisco	2546
Cisco	2648
Cisco	S2630
Clarify	2121
Clarify	2123
CoManage Corporation	2431
Comm & Power Eng.	1516
Comm Software & Asic Design	2260
Comm Telemetry & Telecontrol	2306

Comnitel Technologies	2555
Comnitel Technologies	2622
Companhia IBM Portugesa	S2316
Compaq	2336
Compaq Computer Corporation	2337
Computer Answers Intl	2257
Computer Answers Intl	2287
Computer Answers Intl	2461
Computer Associates International	2463
Computer Communications & Interface GmbH	2646
Comtec Systems	2084
Comvik	2038
Concert Mgmt Services	2164
Convex Computer Corp	1177
Corning Inc.	2380
Corning Inc.	T2628
Corvis Corporation	2530
Cranes Software	2243
CreoScitex Corp	1654
Critical Path S.p.A.	1341
Critical Path S.p.A.	1955
Critical Software, S.A.	S3774
Critical Software, SA	2680
Critical Software, SA	SO# 3947
Crosskeys Systems	1734
CSEE Defense	1619
CSG Systems	2727
Dacom	2417
Daewoo Telecom	1735
Daewoo Telecom	2280
Daeyoung	1665
DANSK DATA ELECTRONIK A/S	1145
Daou Technology	2037
Daou Technology	2251
Daou Technology	2291
Daou Technology	2305
DASSAULT AUTOMATISMES ET TELEC	1585
DATA GENERAL CORPORATION	1032
DATANG TELECOM TECHNOLOGY CORP. LTD.	2290
Datang Telephone R&D Center	S2368
DCTRI (DATA COMM. TECH. RESEARCH INST.)	1709
Delta	2453
Delta	2475
Delta Technology, Inc	E2429
Deutsche Telekom AG	2073
Dialogic Corporation	2464
Dialogic Corporation	S2524
DIGITAL EQUIPMENT CORPORATION	1109
Digital Lightwave	2445
Digital Microwave Corporation	2347

DIGITAL-X INC.	2301
Digivox BV	SO# 4041
Dominant Era	2644
Dorsal Networks	2654
DR. MATERNA GMBH	1160
Dresdner Bank	S2480
DSC TELECOM L.P.	S2189
DSI Technology Escrow Services, Inc.	1993
Duretel	2402
Duretel	S3802
Dynegy Connect, L.P.	2481
Eastern Commun.	1994
Eastern Commun.	2398
Efficient Networks, Inc.	2603
Efficient Networks, Inc.	2703
EHPT Sweden AB	1018
EHPT Sweden AB	1201
EHPT Sweden AB	2176
EHPT Sweden AB	2262
El Paso Energy	E2425
Electronic Data Syst.	2225
Electronic Data Syst.	E2394
Entrisphere	2621
Equifax	E2409
Ericsson	S2559
Ericsson Ltd	S2311
ETRI	2446
Eurescom GMBH	2165
EVOLVING SYSTEMS, INC.	2093
Excel Management Serv	2341
EXCEL SWITCH FACILITY, INC.	2224
EXCEL SWITCH FACILITY, INC.	S2191
Extent	2570
EzNetSoft	2636
Falcon	S2645
FINSIEL S.P.A.	1175
FIRST RESEARCH INSTITUTE OF MINISTRY.	2006
Foliage Software Systems	2708
France Telecom	2399
France Telecom	S2643
Frost, Camille	2517
FUJITSU NETWORK TRANS. SYS	2552
G2 Technologies	E2408
Gauri Info-Comm., Inc.	2511
General Dynamics	2506
General Dynamics	S3767
Glenayre Electronics	2128
Globe Telecom	S2440
GMD-FOKUS	2371
Great Dragon	2288

GTE GOVT SYSTEMS CORP	1403
Guoxin Lucent Tech	2410
Guoxin Lucent Tech	2528
Hansen Corporation Pty. Ltd.	E2405
Hanwha Corporation	1698
Hanwha Corporation	2277
Hanwha Corporation	2363
Hanwha Corporation	2376
HCL Technologies Ltd	2707
Helicon Consulting Inc.	2387
Hewlett-Packard	1006
Hewlett-Packard	1047
Hewlett-Packard	2007
Hewlett-Packard	2034
Hewlett-Packard	2269
Hewlett-Packard	2297
Hewlett-Packard	2641
Hewlett-Packard	S2198
Hewlett-Packard	S2286
HFCL	2469
HICKOK, INC.	1809
Hitachi Telecom (USA)	1254
Hitachi Telecom (USA)	1256
Hitachi Telecom (USA)	2134
Hitachi Telecom (USA)	S2234
HM Govt Comm. Centre	2549
HM Govt Comm. Centre	2590
HNC Software Inc.	E2484
Holim Technology	2378
HUAWEI TECHNOLOGIES CO. LTD.	2097
HUGHES	2237
Hughes Software Systems	2230
Hughes Software Systems	2364
Hutchison Telecom Paraguay S.A.	S3650
Hyundai Electronics	2427
IBM	1269
IBM	1591
IBM JAPAN, LTD.	S2315
IBM JAPAN, LTD.	S2350
IKOM GMBH	1745
INET, INC.	2083
Inno Micro Corporation	S2471
Innovative Technology	2594
Innovazioni Telematiche	1221
Inst. National des Telecommunications	2655
INTEGRA SYSTEMS, INC.	2272
Integrated Digital Systems	S3946
Intercope GmbH	S3602
INTERGRAPH CORPORATON	99984
INTERPOL OIPC	1669

Intl Turnkey Systems	1790
ION Networks Inc.	2473
Irdeto Consultants, B.V.	E2387
IT Inc.	2478
Italtel S.p.A.	2349
Just Systems Ltd.	2536
Kinomai	2565
Korea Data Communications Corp.	2381
KOREA TELECOM	2437
KOREA TELECOM	2455
KOREA TELECOM	2466
KPN Telecom	2179
KPN Telecom	S2344
Kyoei Sangyo, Ltd.	2586
LETek Communications	2477
LG Electronics, Inc.	1390
LG Electronics, Inc.	2488
LG Electronics, Inc.	2504
LG Electronics, Inc.	Evaluation
LG Electronics, Inc.	S2222
LibanCell	S2357
Littlefeet	2384
Littlefeet	2415
Litton Data Systems	1219
Litton Data Systems	1527
Liveware	2102
Liveware	2177
Lockheed Martin Advanced Technology Labo	E2413
Lucent Technologies	1924
Lucent Technologies	1925
Lucent Technologies	2080
Lucent Technologies	2418
Lucent Technologies	2450
Lucent Technologies	2456
Lucent Technologies	2502
Lucent Technologies	2521
Lucent Technologies	2539
Lucent Technologies	2551
Lucent Technologies	2609
Lucent Technologies	C/1118/JM
Lucent Technologies	E2388
Lucent Technologies	NA21990013
Lucent Technologies	S2180
Lucent TechnologiesNS-BE	2343
Lucida, Inc.	2667
Lucida, Inc.	T2636
M/A COM	2192
Mannesman Arcor	S2156
Manos Services NV	S3591
Marconi Communications	1190

Marconi Communications	1617
Marconi Communications	1655
Marconi Communications	2302
Marconi Communications	2358
Marconi Communications	2374
Marconi Communications	2416
Marconi Communications	2482
Marconi Communications	2577
Marconi Communications	S2245
Marconi Communications	S2501
Marconi Communications	S2544
Marconi S. p. a.	1313
Maryland Procurement	1936
Maryland Procurement	2122
Maryland Procurement	2340
MATSUSHITA AVIONICS SYSTEMS	2018
MCI	2270
Measurements And Control	2560
Measurex Corporation	1079
MECALC ( PTY ) LTD.	2215
Metex	2534
Metro-Optix	2635
Metropolitan Telecommunications Corporat	2743
Mettler-Toledo	2564
MIC Electronics Ltd.	2569
MICOMPLAZA, INC.	2170
Micro Research SA/NV	2266
Micro Research SA/NV	2495
Micro Research SA/NV	2705
Micro Research SA/NV	2738
Micromuse Plc	2485
MICROSOFT CORPORATION	1632
Midas Communications	2558
MILLICOM LUXEMBOURG	S2149
Mitsubishi	1957
Mitsubishi	S2186
Mitsubishi	S2232
Mitsubishi	S2330
Mitsubishi	S2354
Mitsubishi	S2360
Mobilkom Austria AG	S2333
Modacom	2698
Modacom	2709
Modacom	2735
Modis Selenia Communications	1196
MOTOROLA COMMUNICATIONS ISRAEL	1104
MOTOROLA COMMUNICATIONS ISRAEL	1210
MOTOROLA INDIA ELECTRONICS LTD.	2228
Motorola, Inc.	1103
Motorola, Inc.	1163

Motorola, Inc.	1835
Motorola, Inc.	2298
Motorola, Inc.	2498
Motorola, Inc.	2699
Motorola, Inc.	S2310
MRJ, Inc.	E2395
MUSE Corporation	2663
Nanjing Inst of Zhongxing	2529
Nanjing Xinwang Tech	2664
National Australia Bank	E2419
National Central University	S3640
NationsBank	E2432
NCR Corporation	1017
NEC America, Inc.	1630
NEC America, Inc.	1959
NEC Corporation	1102
NEC Corporation	1985
NEC Corporation	2119
NEC Corporation	2334
NEC Corporation	2540
NEC Corporation	S2185
NEC Corporation	S2338
NEC de Mexico, S.A. de C.V.	S2345
NEC Eluminant Technologies	S2351
NEC USA, INC.	S2255
NEC USA, INC.	S2312
NEC USA, INC.	S2319
NEC USA, INC.	S2335
NEC USA, INC.	S2386
NEC USA, INC.	S2439
NEC USA, INC.	S2441
NEC USA, INC.	S2442
NEON	2460
NEON	2496
NEON	S2460
Newbridge Networks	1098
Newbridge Networks	1519
NewMonics Inc.	2567
Nielsen Media / AC Neilsen	E2420
Nippon Steel Corporation	E2424
NOKIA China R&D Center	2377
Nokia Networks	2171
Nokia Networks	2267
Nokia Networks	2282
Nokia Networks	2293
Nokia Networks	2729
Norwegian Univ. of Science	2505
NTC Co. Ltd.	2422
NTT Info Sharing Platform Labs	2005
NTT LONG DISTANCE COMM. SECTOR	1898

NTT Network Syst Labs	2303
NTT Network Syst Labs	2304
NTT PC Commun.	1622
NTT PC Commun.	2256
NTT PC Commun.	S2216
NTT PC Commun.	S2250
NTT PC Commun.	S2254
Nu-Link Pvt. Ltd.	2627
Oasys Group	2226
Objective Systems Integrators, Inc.	E2423
Opencon Systems	2273
Opencon Systems	2308
Opentel	2724
Optosphere, Inc.	2573
ORACLE CORPORATION	2205
ORGA KARTENSYSTEME GMBH	1795
Orthogon GmbH	2608
Ostfold College	E2404
Parallax Solutions	2634
Parallax Solutions	2669
Pathnet Inc.	2017
Pathnet Inc.	2042
Pathnet Inc.	2279
Pathnet Inc.	S2159
Pelago Networks	2568
Pentacomm C&C	S3648
Polaris Networks	MCA
Polish Telecommunications Institute	2465
POSDATA CO., LTD.	2249
POSITRON FIBER SYSTEMS	S2175
Primary Interface	2574
Protek TELsoft AS	1595
Protek TELsoft AS	1962
PSI	2535
PT. Asimetris Data Sentosa	2730
PULSE COMMUNICATIONS INC.	1338
PWPT Wasko	2430
Q.COM INC.	2292
Questronix Corporation	S2359
Quintessent Commun..	2103
Qwest Communications	1664
Qwest Communications	2045
Qwest Communications	S2190
Rafael	2618
Raviant Networks	2657
Raytheon	S3633
Research Institute of Tel Tran MPT	2168
Reversi Networks Inc.	2624
ROBERT BOSCH GMBH	2307
Rock Trading	2556

RSI PRECISION CONTROLS	2295
S.I.T.A.	1561
Samsung Electronics Co	1114
Samsung Electronics Co	1634
Samsung Electronics Co	2300
Samsung Electronics Co	2454
Samwoo	1956
SBC Services	2285
SBC Services	00013549
Schneider Automation	2537
SDG-STEC Tel	2592
Sempra Energy	E2414
Shanghai Bell Telephone	2289
Shanghai Datang Mobile Comm	2631
Shanghai of Zhongxing Telecom	2173
SI Service Co., Ltd.	Evaluation
Siemens AG	1117
Siemens AG	1192
Siemens AG	1329
Siemens AG	2048
Siemens AG	2239
Siemens AG	2240
Siemens AG	2265
Siemens AG	2331
Siemens AG	2626
Siemens AG Austria	S3807
SODALIA SpA	2014
SOFTLAB GMBH	1046
SOFTLAB GMBH	1056
Soft-Switch	1038
Sonera Corporation	2470
SONOMA SYSTEMS	2124
SONOMA SYSTEMS	2125
Spirent Communications	2261
Spirent Communications	2274
Spirent Communications	2370
SPRINT	1086
Sprint Communications	2400
Sprint Communications	E2406
Sprint Communications	S2373
STERIA - SCE ACHATS	1537
STRATUS COMPUTER GMBH	1033
STREAMSOFT, INC.	2089
STROM TELECOM LTD	2117
Sun Microsystems	2704
Sun Moon Star Co	S2187
Sungmi Telecom	1856
SWISS FEDERAL INSTITUTE OF TECHNOLOGY	2167
Switch Technologies	2562
Symbol Software, Ltd.	2161

Symmetricom, Inc.	1972
SYNDESIS	1106
Syned S.A. Telecom Services	S2487
SYSCOM COMPUTER ENGINEERING CO.	1726
SYSCOM COMPUTER ENGINEERING CO.	2329
SYSECA S.A.	1594
Systems Tech Assoc	2606
SYSTEMS/LINK CORPORATION	2193
T.C. LOG	1590
Taihan Electric Wire Co. Ltd.	2321
Taihan Electric Wire Co. Ltd.	2383
TAIHAN ELECTRIC WIRE COMPANY, LTD.	2010
Tandem	1134
Tandem	2318
TCSI	1810
Tecnetics (Pty) Ltd.	1176
Tekview Pte Ltd.	1994
Tekview Pte Ltd.	2365
Tekview Pte Ltd.	2491
Tekview Pte Ltd.	2531
Tekview Pte Ltd.	2633
Tekview Pte Ltd.	2685
Tekview Pte Ltd.	2687
Tekview Pte Ltd.	2689
Tekview Pte Ltd.	2710
Tekview Pte Ltd.	2711
Tekview Pte Ltd.	2712
Tekview Pte Ltd.	2713
Tekview Pte Ltd.	S2457
Tekview Pte Ltd.	S2458
Tekview Pte Ltd.	S2459
Tekview Pte Ltd.	S2492
Tekview Pte Ltd.	S2493
Tekview Pte Ltd.	S2494
Tekview Pte Ltd.	S2548
Tele2 Europe S.A.	S2220
Telecom Modus Ltd.	S2632
Telefónica I+D	2742
Telemant	1849
Telenor	1270
Telenor	2402
TeleSynthesis	2525
TeleSynthesis	2579
Tellabs	2623
Tellabs	2737
Tellabs Wireless	1244
Tellabs Wireless	2208
Tellion Inc.	2479
Telmat Informatique	1538
Telmat Informatique	1738

Teracom AB	S2625
Thales ISR	2701
TNN Networks Ltd.	2016
T-Nova Deutsche Tel	2367
T-Nova Deutsche Tel	2489
T-Nova Deutsche Tel	2616
TODD Video Network Management	2605
TOPjects Software	E2393
Transcom Tech Systems	2296
Transys Technologies	2576
TriGem Computer Inc.	2382
Trigon Technology Group	S2543
Tri-Pacific Software, Inc.	2547
TruePosition, Inc.	2640
T-Systems SL-SI GmbH	S3613
TTI	2227
TTI	S2227
TTI	S3627
TTI	S3749
TUBITAK UEKAE	S3672
U S Marine Corp	E2421
Universidad Tecnologica Nacional	E2433
University of California	S3655
Unixpros	2281
UOP, LLC	E2426
VDO Car Communication	2438
VDO Car Communication	S2522
Verizon Data Services	1615
Verizon Data Services	1915
VTC Center-VITECO	2578
Watchmark	S2235
Weifang Huagung Tech	2278
Wellink Corporation	2596
Wholewise Science & Tech	2668
Williams Communications	2658
Williams Communications	2734
Wipro Limited	2750
Wuhan	1878
Xener Systems	Eval SO # 3801
Xidian University	2174
Xinguo Information Tech	2490

Schedule 2.1(b)

Acquired Equipment

1.	2 notebook PCs (including docking stations and monitors)

2.	5 Sun Solaris servers

3.	2 HP servers

4.	2 Windows servers (including monitors)

5.	3 printers (2 small and 1 server printer)

Schedule 2.1(c)

Information and Records

1.	Copy of Softrax System Database

2.	All original contracts and agreements, both paper as well as electronic copies

3.	All existing marketing materials, product documentation and Trade Secrets, both paper as well as electronic copies

Schedule 2.1(d)

Software

1.	Vertel TMN Products including ADE, MDE, Simulators, ETS, UTS, FTAM and portable products;

2.	M*Ware product line including M*Ware CMS, Mediation and all available software adaptors and components; and

3.	M*Ware Ticket Exchange.

Schedule 2.1(e)

Intellectual Property

All processes, inventions, works of authorship, copyrights, trademarks, patents, trade secrets, and mask works related to the Software, whether or not copyrightable or patentable, including without limitation the common law trademarks, applications and registrations.

Schedule 4.3

Seller Consents; Authority

None

Schedule 4.5

Acquired Contract Defaults

None

Schedule 5.3

Purchaser Consents; Authority

None

Schedule 6.2

Non-Circumvent Relationship Parties

1.	Nortel; and

2.	PrismTech.